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                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15 (d) of
                   The Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  August 26, 1999


                      Champion Enterprises, Inc.
       (Exact name of registrant as specified in its charter)



                              Michigan
           State or other jurisdiction of incorporation



            1-9751                            38-2743168
     Commission File Number        IRS Employer Identification No.


     2701 University Dr., Suite 300, Auburn Hills, Michigan  48326
    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:  (248) 340-9090


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Item 5.  Other Events.

     On August 26, 1999 a putative shareholder class action suit entitled Joel Miller v. Champion Enterprises, Inc. was filed against the company and Walter R. Young in the United States District Court for the Eastern District of Michigan. The complaint seeks unspecified damages and costs for alleged violations of federal securities laws. The plaintiff generally alleges, among other things, that the company made false and misleading statements and omitted other information regarding the financial condition of Ted Parker Home Sales, Inc. ("Ted Parker") and the potential impact on the company of Ted Parker becoming insolvent. The company intends to vigorously defend against this litigation.



Item 7.  Exhibits.

              None.



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                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CHAMPION ENTERPRISES, INC.



                                   /S/ JOSEPH H. STEGMAYER
                                   Joseph H. Stegmayer
                                   Executive Vice President, Chief
                                   Strategic and Financial Officer



September 1, 1999